Exhibit 99.2

Tejon Mountain Village, LLC

Unaudited Financial Statements

For the six months ended June 30, 2014 and 2013

TEJON MOUNTAIN VILLAGE, LLC

BALANCE SHEETS

UNAUDITED

June 30, 2014
ASSETS
Cash	$364,781
Development in process	101,393,058

Total Assets	$101,757,839

LIABILITIES & MEMBERS EQUITY
Accounts payable and accrued expenses	$279,623

Total liabilities	279,623
Members’ equity	101,478,216

Total liabilities & members equity	$101,757,839

TEJON MOUNTAIN VILLAGE, LLC

STATEMENTS OF OPERATIONS

UNAUDITED

	Six Months Ended
	June 30, 2014	June 30, 2013
EXPENSES
Operating expenses	70,448	87,181

Net loss	$(70,448)	$(87,181)

TEJON MOUNTAIN VILLAGE, LLC

STATEMENTS OF MEMBERS’ EQUITY

UNAUDITED

	Tejon Ranchcorp	DMB TMV, LLC	Total

Balance at December 31, 2013	$34,762,332	$64,761,332	$99,523,664
Contributions from members	1,012,500	1,012,500	2,025,000
Net loss	(35,224)	(35,224)	(70,448)

Balance at June 30, 2014	$35,739,608	$65,738,608	$101,478,216

TEJON MOUNTAIN VILLAGE, LLC

STATEMENTS OF CASH FLOWS

UNAUDITED

	Six Months Ended June 30
	2014	2013
Operating activities
Net loss	$(70,448)	$(87,181)
Adjustments to reconcile net loss to net cash used in operating activities:
Development in progress	(1,642,136)	(2,625,848)

Net cash used in operating activities	(1,712,584)	(2,713,029)
Financing activities
Contributions from members	2,025,000	2,750,000

Net cash provided by financing activities	2,025,000	2,750,000

Net increase in cash	312,416	36,971
Cash at beginning of year	52,365	218,098

Cash at end of year	$364,781	$255,069

Supplemental disclosure of noncash activity
Accrued capital expenditures included in accounts payable and accrued expenses and due to related parties	$113,665	$370,783

Tejon Mountain Village, LLC

Notes to Unaudited Financial Statements

June 30, 2014

1. Organization and Business

Tejon Mountain Village, LLC, or the Company, a Delaware limited liability company, was established on March 29, 2006, with Tejon Ranchcorp, or Tejon, a California corporation, and DMB TMV, LLC, or DMB, an Arizona corporation, as members. Each member has a 50% share of ownership and profits or losses. The Company was formed for the purpose of entitling, developing, building, and operating a resort and residential community in Kern County, California. During 2006, the Company acquired the rights of all studies, research, and other work performed by Tejon Ranchcorp related to the Tejon Mountain Village (TMV) development. The Company will continue to seek entitlement approval and subsequently develop and build TMV. The Company’s operations are dependent on the financial and operational support of its members.

General Partners:
Tejon Ranchcorp	50%
DMB TMV, LLC	50%

Initial funding for the Company was through an initial capital contribution, as defined in the operating agreement, by DMB of $13,500,000, which was credited to that member’s capital account and immediately distributed to Tejon in exchange for one-half of the contributed rights to previously performed work on the TMV project. In total, DMB has contributed $43.5 million of initial entitlement contribution capital. In February 2009, the partners began sharing entitlement expenses equally. Upon commencement of the development phase (future) of the project, Tejon shall contribute by grant deed the land designated for development, and the members will continue to share equally in all development funding. Based on a 2011 amendment to the partnership agreement, the value of the land designated for development was agreed to be $34,500,000.

The joint venture agreement also provides that cash distributions will be distributed quarterly to Tejon and DMB in an amount proportional to: (1) Tejon’s $13.5 million net initial contribution and (2) DMB’s $43.5 million initial entitlement contribution as noted above. After both Tejon and DMB have recovered these contribution amounts plus a 20% return, compounded quarterly, further distributions are 50/50 until specific return goals have been achieved, after which Tejon will receive 60% of distributions and DMB will receive 40% of distributions.

2. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses. Actual results could vary from those estimates, and such differences may be material to the financial statements.

Development in Progress

Development in progress is stated at cost and will be depreciated using the straight-line method over the estimated useful lives, once placed into service. The Company evaluates for impairment when events or changes in circumstances indicate that the carrying value of assets contained in the financial statements may not be recoverable. The impairment calculation compares the carrying value of the asset to the asset’s estimated future cash flows (undiscounted). If the estimated future cash flows are less than the carrying value of the asset, the Company calculates an impairment loss. The impairment loss calculation compares the carrying value of the asset to the asset’s estimated fair value, which may be based on estimated future cash flows (discounted). The Company recognizes an impairment loss equal to the amount by which the asset’s carrying value exceeds the asset’s estimated fair value. If the Company recognizes an impairment loss, the adjusted carrying amount of the asset will be its new cost basis. For a depreciable long-lived asset, the new cost basis will be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Maintenance and repair costs are charged to operating expenses as incurred, while significant improvements, replacements, and major renovations are capitalized.

The Company currently owns no depreciable assets.

Credit Risk

The Company maintains its cash and cash equivalents in federally insured financial institutions. The account balances at these institutions periodically exceed Federal Deposit Insurance Corporation (FDIC) insurance coverage, and as a result, there is a concentration of credit risk to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant.

2. Summary of Significant Accounting Policies (continued)

Allocation of Cost for Real Estate Development

The Company follows Accounting Standards Codification (ASC) 976, Real Estate – Retail Land, in establishing whether costs associated with acquiring, developing, constructing, and selling real estate should be capitalized. Due to the current phase of the Company’s operations, that of pursuing entitlement, permitting, and predevelopment activities, most costs incurred qualify under this standard as capitalizable costs.

Income Taxes

No provision has been made in the accompanying financial statements for federal or state income taxes because the Company is treated as a partnership for tax purposes and the results of operations are included in the tax returns of its members.

The Company follows the accounting guidance with respect to how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. The guidance requires the assessment of tax positions taken or expected to be taken in the Company’s tax returns to determine whether the tax positions are more likely than not to be sustained upon examination by the applicable tax authority. Tax positions deemed to meet the more-likely-than-not threshold would be recorded as tax benefits or expenses in the current year. Management of the Company is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which includes federal and certain states. The Company has no examinations in progress, and none are expected at this time.

3. Development in Progress

The development in progress of $101,393,058 and $99,637,257 at June 30, 2014 and December 31, 2013 , respectively, comprises investments in planning and entitlement work. Of these amounts, $1,642,136 and $6,630,662, respectively, represent expenditures for work performed for the Company for the periods ended June 30, 2014 and December 31, 2013, respectively. Of the total amount of development in progress, $27,000,000 consists of the rights to all studies, research, and other work performed by Tejon related to the TMV project prior to the formation of the Company. Tejon contributed these rights to the Company upon formation of the Company. DMB contributed $13,500,000 to the Company at formation, which was then distributed to Tejon.

4. Related-Party Transactions

Pursuant to the Company’s operating agreement, the members are entitled to management fees for entitlement and management services performed which are determined annually by the members as part of the Company’s budgeting process. In addition to management fees, the members are reimbursed certain agreed upon costs incurred on behalf of the Company. Management fees and reimbursements to members totaling $986,716 and $3,762,502 were incurred and capitalized by the Company for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively. There were $125 and $1,605 of management fees and reimbursable costs included in accounts payable at June 30, 2014 and December 31, 2013, respectively. Included in management fees for the year ended December 31, 2013 is a $1,800,000 bonus paid to the DMB member for achieving the final entitlement milestone during the year.

5. Commitments and Contingencies

On November 10, 2009, a suit was filed in the U.S. District Court for the Eastern District of California (Fresno division) by David Laughing Horse Robinson, or the plaintiff, an alleged representative of the federally-unrecognized “Kawaiisu Tribe” alleging, inter alia, that the Company does not hold legal title to the land within the Tejon Mountain Village, or TMV development that it seeks to develop. The grounds for the federal lawsuit were the subject of a United States Supreme Court decision in 1924 where the United States Supreme Court found against the Indian tribes. The suit named as defendants the Company, two affiliates (Tejon Mountain Village, LLC and Tejon Ranchcorp), the County of Kern, or the County, and Ken Salazar, in his capacity as U.S. Secretary of the Interior.

The Company and other defendants filed motions to dismiss the plaintiff’s complaint for failure to state a claim and lack of jurisdiction. On January 24, 2011, the Company received a ruling by Judge Wanger dismissing all claims against the Company, TMV, the County and Ken Salazar. However, the judge did grant a limited right by the plaintiff to amend certain causes of action in the complaint.

During April, 2011, the plaintiff filed his second amended complaint against the Company, alleging similar items as in the original suit. The plaintiff filed new materials during July, 2011 related to his second amended complaint. Thereafter, the case was reassigned to Magistrate Judge McAuliffe. On January 18, 2012, Judge McAuliffe issued an order dismissing all claims in the plaintiff’s second amended complaint for failure to state a cause of action and/or for lack of jurisdiction, but allowing the plaintiff one more opportunity to state certain land claims provided the plaintiff file an amended complaint on or before February 17, 2012. The court also indicated that it was considering dismissing the case due to the lack of federal recognition of the “Kawaiisu Tribe”. The court then granted the plaintiff an extension until March 19, 2012 to file his third amended complaint.

5. Commitments and Contingencies (continued)

The plaintiff filed his third amended complaint on March 19, 2012. The defendants filed motions to dismiss all claims in the third amended complaint without further leave to amend on April 30, 2012. The plaintiff thereafter substituted in new counsel and with leave of court filed his opposition papers on June 8, 2012. The defendants filed their reply papers on June 22, 2012. Oral argument of the motions to dismiss the third amended complaint was conducted on July 20, 2012. On August 7, 2012, the court issued its Order dismissing all of Robinson’s claims without leave to amend and with prejudice, on grounds of lack of jurisdiction and failure to state a claim.

On September 24, 2012, Robinson (through another new counsel) filed a timely notice of appeal to the U.S. Court of Appeals for the Ninth Circuit. On September 26, 2012, the Court of Appeals issued its time schedule order calling for briefing to be completed by February, 2013. Robinson’s brief was due to be filed on January 2, 2013. On February 26, 2013, the Ninth Circuit issued an order dismissing the appeal for failure to prosecute including failure to file an opening brief. Forty-five days later, Robinson’s counsel filed a motion to reinstate the appeal. As an excuse Robinson’s new counsel offered that he overlooked the court of appeal’s briefing schedule order and assumed that state court procedure would be followed. The motion to reinstate the appeal was accompanied by a proposed opening brief. In response, the Company and the County filed oppositions to the motion to reinstate the appeal. Despite objections by the Company and the County (in which the U.S. Department of Justice, or the DOJ, did not join), the Ninth Circuit granted Robinson’s motion to reinstate, rejected the appeal of that reinstatement decision by the County and the Company, and set a due date of July 7, 2013 for the opposition briefs of the Company and the County to be filed. Thereafter, the DOJ and the County exercised their right to obtain an automatic 30-day extension to August 6, 2013, and the Company filed an unopposed motion (which the Ninth Circuit granted) extending the Company’s date for its opposition brief to August 6, 2013 as well. Thereafter, the DOJ requested and obtained further extensions of time to file its answering brief, first to August 27, 2013, and finally to September 17, 2013. The Company filed its answering brief and supplemental excerpts of record on August 27, 2013. The County and DOJ both filed their answering briefs on September 17, 2013. Both the Company and the County (but not the DOJ) included in their answering briefs the argument that the Court of Appeal lacks jurisdiction to hear the appeal because the plaintiff did not show the required extraordinary good cause for his failure to file his opening briefs. The plaintiff filed a short reply brief on November 4, 2013. The matter is now fully briefed. The Ninth Circuit initially scheduled an oral argument to occur on Wednesday, May 14, 2014 but counsel for Robinson filed a motion to continue the argument due to a scheduling conflict. We have been informed that the Ninth Circuit has now re-scheduled the oral argument to occur on November 20, 2014. We have not been advised of any scheduling conflict being claimed by any party to the appeal and therefore expect that the oral argument will proceed as now scheduled on November 20, 2014. In the meantime, the Company continues to believe that a negative outcome of this case is remote at this time and the monetary impact of an adverse result, if any, also cannot be estimated at this time.

The Company has purchase obligations of $398,530 and $564,412 as of June 30, 2014 and December 31, 2013, respectively. These cash contract commitments consist of contracts in various stages of completion related to entitlement costs of TMV. At the present time, there are no capital lease obligations or purchase obligations outstanding.

6. Subsequent Events

On July 15, 2014, Tejon Ranchcorp, or TRC, entered into a Membership Interest Purchase Agreement, or Agreement, with DMB, pursuant to which DMB agreed to sell its membership interest in TMV LLC to TRC for $70,000,000 in cash, the Purchase Price. The transaction contemplated by the Agreement closed simultaneously with the signing of the Agreement on July 15, 2014.

Pursuant to the Agreement, TRC paid DMB an initial payment of $10,000,000 in cash on July 15, 2014 and both parties executed an Assignment and Assumption of Membership Interest pursuant to which DMB transferred 100% of its membership interest in TMV LLC to TRC. TRC is required to pay DMB the remaining $60,000,000 of the Purchase Price on or before October 13, 2014, but has a one-time right to extend the final payment due date by thirty days. In the event TRC fails to pay the remaining $60,000,000 of the Purchase Price before the final payment due date (as such date may be extended), any agreements and the transactions contemplated thereby will be void, DMB will continue to be a member of TMV LLC and DMB will have the right to retain the initial payment of $10,000,0000.

The Agreement contains customary representations, warranties and covenants by TRC and DMB, including indemnification obligations.

A copy of the Agreement is filed as an exhibit to the Current Report on Form 8-K that was filed on July 16, 2014. The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the filed Agreement.